Exhibit 99.1
FORM 3 JOINT FILER INFORMATION

Name of “Reporting Persons”:	Versant Venture Capital I, L.P.
Versant Affiliates Fund I-A, L.P.
Versant Affiliates Fund I-B, L.P.
Versant Side Fund I, L.P.
Versant Ventures I, LLC
Brian G. Atwood
Ross A. Jaffe, M.D.
William J. Link, Ph.D.
Barbara N. Lubash
Donald B. Milder
Rebecca B. Robertson

Address:	3000 Sand Hill Road, Building 4, Suite 210
Menlo Park, CA 94025

Designated Filer:	Versant Venture Capital I, L.P.

Issuer and Ticker Symbol:	Genomic Health, Inc. (GHDX)

Date of Event:	September 28, 2005

Each of the following is a Joint Filer with Versant Venture Capital I, L.P. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
Versant Ventures I, LLC (“VVI”) is the general partner of Versant Venture Capital I, L.P. (“VVCI”), Versant Affiliates Fund I-A, L.P. (“VAF-IA”), Versant Affiliates Fund I-B, L.P. (“VAF-IB”) and Versant Side Fund I, L.P. (“VSF”) and has sole voting and investment control over the shares owned by VVCI, VAF-IA, VAF-IB and VSF. Brian G. Atwood, Ross A. Jaffe, M.D., Samuel D. Colella, Barbara N. Lubash, Rebecca B. Robertson, Donald B. Milder and William J. Link, Ph.D. managing directors of VVI. Mr. Colella has filed separately for his indirect ownership interests and is not a joint filer hereunder.
All Reporting Persons disclaim beneficial ownership of shares of Genomic Health, Inc. stock held by VVCI, VAF-IA, VAF-IB and VSF, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above hereby designate Versant Venture Capital I, LP as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.
Attorney-In-Fact for Reporting Persons

/s/ Robin L. Praeger

Robin L. Praeger